UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 3, 2008 (July 3, 2008)

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Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 708-9310
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On July 3, 2008, Introgen Therapeutics, Inc. (“Introgen”) issued a press release announcing it plans to re-allocate certain of its employees to focus its efforts on regulatory review and commercial activities.  From its current total of approximately 70 employees, Introgen will eliminate approximately 20 positions primarily associated with ADVEXIN development and regulatory submission programs that have now been completed.   Some of the approximately 50 remaining Introgen employees and some new employees are expected to join Introgen’s manufacturing subsidiary, Introgen Technical Services, Inc. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.

		By:	/S/ JAMES W. ALBRECHT, JR.
James W. Albrecht, Jr.
Chief Financial Officer

Date:	July 3, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 3, 2008.